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                                                                  Exhibit 10.20


Description of Kaiser Aluminum & Chemical Corporation Short-Term Incentive Plan
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         The Company maintains a broad based short-term incentive plan pursuant to which participants, including the Named Executive Officers, may earn cash awards. Awards are determined on a sliding scale based on attainment by the Company of various levels of financial performance calculated using internal measures of controllable continuing operating results. Depending on the level of financial performance, participants may earn up to three times their annual award target.

         Awards under the plan are paid in the year after they are earned. If a participant's employment is terminated prior to the end of a plan year as a result of death, disability or retirement, such participant will be entitled to receive a pro rated portion of any award earned through the date of his or her termination of employment. Except as may be provided in a separate agreement with a participant, awards earned under the program are forfeited if a participant is terminated for cause prior to payment, or a participant's employment is terminated prior to the end of a plan year for any reason other than death, disability or retirement.